UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 28, 2010

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers.

Olivier Bohuon, Executive Vice President, Pharmaceutical Products, has informed Abbott that he will retire from the company. He is expected to shortly announce his plans to accept another opportunity.  Effective July 1, 2010, Richard A. Gonzalez has been named Executive Vice President, Pharmaceutical Products, succeeding Mr. Bohuon. Mr. Gonzalez will serve in this role on an interim basis.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abbott Laboratories

Date: July 1, 2010

	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President,
Finance and Chief Financial
Officer